As filed with the Securities and Exchange Commission on December 17, 2008

Registration No. 333-155235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-8718331
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Hossein Fateh

President and Chief Executive Officer

DuPont Fabros Technology, Inc.

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

J. Warren Gorrell, Jr., Esq.

Stuart A. Barr, Esq.

Hogan & Hartson LLP

555 Thirteenth Street, NW

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2008

PROSPECTUS

31,162,272 Shares

Common Stock

This prospectus relates to the possible issuance of 31,162,272 shares of common stock of DuPont Fabros Technology, Inc (the “Redemption Shares”) to certain holders of units of limited partnership interest in DuPont Fabros Technology, L.P. upon tender of those units for redemption pursuant to their contractual rights and the possible resale from time to time of some or all of such shares of common stock by the selling stockholders named in this prospectus. We will not receive any cash proceeds from the issuance of the Redemption Shares to unitholders who tender units for redemption or from any subsequent sale of the Redemption Shares by such unitholders. We will, however, acquire units from any such redeeming unitholders, which will consequently increase our percentage ownership interest in DuPont Fabros Technology, L.P.

We are the sole general partner of DuPont Fabros Technology, L.P., our operating partnership, and own approximately 53.2% of its outstanding partnership interest as of December 15, 2008. The 31,162,272 units that may be redeemed were issued as part of our formation transactions that were effected on October 24, 2007 in connection with our initial public offering. We are registering the issuance of shares of our common stock to permit unitholders to sell such shares without restriction in the open market should such holders elect to redeem their units. However, the registration of shares of our common stock hereunder does not necessarily mean that any unitholders will elect to redeem their units or that, if any unitholders do elect to redeem their units, they will sell the shares of our common stock received upon redemption. Also, we may, in our sole and absolute discretion, elect to acquire some or all units from a tendering unitholder in exchange for cash rather than issuing shares of our common stock.

We will pay all expenses incident to the registration of the 31,162,272 shares of common stock offered herein (other than for any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares or any fees or expenses incurred by holders of Redemption Shares that, according to the written instructions of any regulatory authority, we are not permitted to pay).

Our common stock is listed on the New York Stock Exchange under the symbol “DFT.” On December 16, 2008, the last reported sale price of our common stock on the NYSE was $2.08. Our corporate offices are located at 1212 New York Avenue, Suite 900, Washington, DC 20005 and our telephone number is (202) 728-0044.

See “Risk Factors” beginning on page 5 of this prospectus for certain risk factors to consider before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2008

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation Of Certain Information By Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to DuPont Fabros Technology, Inc., a Maryland corporation, together with its consolidated subsidiaries, including DuPont Fabros Technology, L.P., a Maryland limited partnership, which we refer to in this prospectus as our “operating partnership” or “OP.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended. We caution investors that any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.

For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” beginning on page 5 of this prospectus and under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in other documents that we file from time to time with the Securities and Exchange Commission. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors emerge from time to time. It is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the shares of our common stock that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the shares of our common stock that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.dft.com. You should not consider information on our website to be part of this prospectus.

Our securities are listed on the New York Stock Exchange (the “NYSE”) and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•

our Current Reports on Form 8-K filed with the SEC on February 27, 2008, February 29, 2008 (with respect to Item 5.02 only), June 17, 2008, July 14, 2008, August 8, 2008 (with respect to Item 5.02 only) and October 30, 2008;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2008; and

•

our Registration Statement on Form 8-A, which incorporates by reference the description of our common stock from our Registration Statement on Form S-11 (Reg. No. 333-145294), and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings through contacting DuPont Fabros Technology, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

DuPont Fabros Technology, Inc.

1212 New York Avenue, NW

Suite 900

Washington, DC 20005

(202) 728-0044

Attn: Investor Relations

Website: http://www.dft.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

THE COMPANY

We are a leading owner, developer, operator and manager of wholesale data centers. Our data centers are highly specialized, secure facilities used by our tenants—primarily national and international technology companies, including Microsoft, Yahoo!, Google and Facebook—to house, power and cool the computer servers that support many of their most critical business processes. We lease the raised square footage and available power of each of our facilities to our tenants under long-term triple-net leases, which contain annual rental increases. As used hereafter, the phrase “wholesale data center,” or “wholesale infrastructure,” refers to specialized real estate assets consisting of large-scale data center facilities leased to tenants under long-term leases.

Through our operating partnership, we hold a fee simple interest in 6 operating data centers—referred to as ACC2, ACC3, ACC4, VA3, VA4 and CH1, three data center properties under development—referred to as ACC5, NJ1 and SC1—and land that may be used to develop two additional data centers—which would be referred to as ACC6 and ACC7. On October 27, 2008, we announced the temporary suspension of construction at SC1 due to obtaining less than expected amount of financing on ACC4. In addition, on November 17, 2008, we announced a temporary suspension of development at ACC5 and NJ1 as we continue to seek additional financing to fund development at these sites. We cannot provide any assurances that we will be able to obtain financing on favorable terms or at all.

We derive substantially all of our revenue from rents received from tenants under existing leases at each of our operating properties. Because we believe that critical load is the primary factor that tenants evaluate in choosing a data center, we establish our rents based on both the amount of power that we make available to our tenants and the amount of raised square footage that our tenants are occupying. The relationship between raised square footage and critical load can vary significantly from one facility to the next. For example, a data center that is smaller in terms of raised square footage may contain infrastructure that provides its tenants with critical load that exceeds the power capacity of a data center with a significantly larger footprint.

We also provide property management, development, leasing, asset management and technical services to the tenants at our operating properties. By combining our properties with these core operating functions, we believe we are well positioned as a fully-integrated wholesale data center provider, capable of developing, leasing, operating and managing our growing portfolio.

In the future, we intend to continue our focus on the leasing up and performance of our portfolio of operating properties, as well as our pursuit of growth through the build out and leasing up of our portfolio of development properties.

We were formed on March 2, 2007 and we are headquartered in Washington, D.C. We are a fully integrated, self-administered and self-managed company formed primarily to own, acquire, develop and operate wholesale data centers. We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2007. We are the sole general partner of, and as of December 15, 2008 own 53.2% of the economic interest in, DuPont Fabros Technology, L.P., our operating partnership. For information regarding how to contact us, see “Incorporation Of Certain Information By Reference.”

RISK FACTORS

Investment in our common stock involves risks. Before tendering OP units for shares of our common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K the risks discussed below and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. The following discussion of risk factors is not intended to be exhaustive, but to supplement those other discussions of risk factors with risk factors specific to this offering. This discussion of risk factors includes many forward-looking statements. For cautions about relying on such forward-looking statements, see “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

Recent disruptions in the financial markets have negatively affected our ability to obtain financing, and may negatively affect, our ongoing efforts to secure additional financing for development of our properties and other purposes on reasonable terms and have other adverse effects on us.

The United States stock and credit markets have recently experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks to fluctuate substantially and the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in some cases have resulted in the unavailability of financing. Continued uncertainty in the stock and credit markets have negatively impacted, and may negatively affect, our ongoing efforts to secure additional financing for development of our properties and other purposes at reasonable terms, which may negatively affect our business. A prolonged downturn in the financial markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our business plan accordingly. These events also may make it more difficult or costly for us to raise capital through the issuance of our common stock or preferred stock. The disruptions in the financial markets have had a material adverse effect on our liquidity, growth prospects and business.

Risks Related to Exchange of OP Units for Common Stock

The exchange of OP units for our common stock is a taxable transaction.

The exchange of units of limited partnership interest (“OP units”) for shares of our common stock (which may occur following the tender of such OP units for redemption if we elect to acquire such units for shares of our common stock) will be treated for tax purposes as a sale of the OP units by the limited partner making the exchange. A limited partner will recognize gain or loss for income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of the operating partnership’s liabilities allocable to the OP units being exchanged, less the limited partner’s adjusted tax basis in the OP units exchanged. The recognition of any loss resulting from an exchange of OP units for shares of our common stock is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended, or the Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, a limited partner may have difficulty finding buyers for a substantial number of shares of our common stock in order to raise cash to pay tax liabilities associated with the exchange of our common units and may not receive a price for the shares of our common stock equal to the value of the common units at the time of the exchange.

An investment in our common stock is different from an investment in OP units.

If a limited partner exchanges his or her OP units for shares of our common stock, he or she will become one of our stockholders rather than a limited partner in our operating partnership. Although the nature of an investment in our common stock is similar to an investment in OP units, there are also differences between ownership of OP units and ownership of our common stock. These differences include, among others:

•	form of organization;

•	management control;

•	voting and consent rights;

•	liquidity; and

•	federal income tax considerations.

Following an exchange of OP units for shares of our common stock, an OP unitholder will forgo certain rights, including, among others, certain voting rights with respect to specified matters related to the OP. See “Comparison of Ownership of OP units and Shares of Common Stock” for a more detailed description of the differences between ownership of OP units and ownership of our common stock.

Risks Related to Ownership of Our Common Stock

Our cash available for distribution to stockholders may not be sufficient to pay distributions at expected levels, nor can we assure you of our ability to make distributions in the future, and we may need to borrow in order to make such distributions or may not be able to make such distributions at all.

All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, our REIT qualification and other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future and may need to borrow funds to make distributions to maintain our qualification as a REIT. In addition, some of our distributions may include a return of capital.

To the extent that distributions exceed the adjusted tax basis of an OP unitholder’s shares, such distributions will be treated as gain from the sale or exchange of such stock.

To the extent that we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes to the extent of the holder’s adjusted tax basis in his or her shares. A return of capital is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. To the extent that distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such stock. See “Redemption of OP Units—Material U.S. Federal Income Tax Consequences of Redemption.”

Increases in market interest rates may cause potential investors to seek higher dividend yields and therefore reduce demand for our stock and result in a decline in our stock price.

One of the factors that may influence the price of our common stock will be the dividend yield on the common stock (amount of dividend as a percentage of the price of our common stock) relative to market interest rates. Any increase in market interest rates, which are currently at low levels relative to historical rates, would lead prospective purchasers of our common stock to expect a higher dividend yield, which we may not be able, or may choose not, to provide. Higher interest rates would likely increase our borrowing costs and potentially decrease cash available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decline.

The number of shares available for future sale could materially adversely affect the market price of our common stock.

We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. Sales of a substantial number of shares of our common stock in the public market, or upon exchange of OP units, or the perception that such sales might occur, could materially adversely affect the market price of the shares of our common stock. If any or all of certain holders of our common stock or OP units cause a large number of their shares to be sold in the public market the sales could reduce the trading price of our common stock and could impede our ability to raise future capital. Specifically, sales of our common stock pursuant to this prospectus, upon the expiration of certain lock-up agreements with certain of our directors and officers, following the exercise of any options granted under our 2007 Equity Compensation Plan, or the issuance of our common stock or OP units in connection with property, portfolio or business acquisitions and other issuances of our common stock, could in each case have a material adverse effect on the market price of the shares of our common stock. Moreover, the existence of OP units, options, shares of our common stock reserved for issuance as restricted shares of our common stock or upon exchange of OP units may materially adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future sales of shares of our common stock may be dilutive to existing stockholders.

The market price and trading volume of our common stock may be volatile.

The market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the price at which they traded when you first acquired them. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us, our significant tenants, the real estate industry or the technology industry;

•	increases in market interest rates that lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this prospectus;

•	adverse developments in the business prospects of one or more of our significant tenants; and

•	general market and economic conditions.

Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock, or by raising capital through joint ventures of institutional funds. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings would, and participants in joint venture and institutional funds could, receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the shares of our common stock offered by this prospectus or the possible resale from time to time of some or all of such shares of common stock by the selling stockholders named in this prospectus, but we will acquire OP units in DuPont Fabros Technology, L.P. in exchange for any shares of common stock we may issue to a redeeming unitholder. Consequently, with each redemption of OP units our percentage ownership interest in our operating partnership will increase.

We will pay all expenses incident to the registration of the shares of our common stock offered herein (other than any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares or any fees or expenses incurred by holders of Redemption Shares that, according to the written instructions of any regulatory authority, we are not permitted to pay).

DESCRIPTION OF SECURITIES

The following summary of the material terms of the stock of our company does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and our bylaws. See “Where You Can Find More Information” for information on how to obtain documents from us, including our charter and bylaws.

General

Our charter provides that we may issue up to 250,000,000 shares of our common stock, $0.001 par value per share, or, common stock, and 50,000,000 shares of preferred stock, $0.001 par value per share, or preferred stock. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval. As of December 15, 2008, 35,495,257 shares of our common stock and no shares of preferred stock were issued and outstanding.

Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Common Stock

All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us. Such holders are also entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on transfer of stock and except as may be otherwise specified therein with respect to any class or series of common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of the charter regarding the restrictions on transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law (the “MGCL”) a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions may be taken if declared advisable by a majority of our board of directors and approved by the vote of a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on transfers of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any preferred stock.

Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock

We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock, issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of our taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code, our charter generally prohibits any person (other than a qualified institutional investor or a person who has been granted an exception, or an excepted holder) from actually or constructively owning more than 3.3% of our common stock by value or by number of shares, whichever is more restrictive, or 3.3% of our outstanding capital stock by value. However, our charter permits exceptions to be made for stockholders provided our board of directors determines such exceptions will not jeopardize our qualification as a REIT. In addition, our charter permits certain qualified institutional investors to actually or constructively own up to 9.8% of our common stock by value or by number of shares, whichever is more restrictive, or 9.8% of our outstanding capital stock by value. In addition, our charter permits Lammot J. du Pont, the Executive Chairman of our board of directors, certain of his affiliates, family members and trusts formed for the benefit of the foregoing to actually or constructively own up to 20.0% of our common stock by value or by number of shares, whichever is more restrictive, or 20.0% of our outstanding capital stock by value, and Hossein Fateh, our President and Chief Executive Officer, certain of his affiliates, family members and trusts formed for the benefit of the foregoing shall be permitted to actually or constructively own up to 20.0% of our common stock by value or by number of shares, whichever is more restrictive, or 20.0% of our outstanding capital stock by value.

Our charter also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, (2) transferring shares of our capital stock if such transfer would result in our being beneficially owned by fewer than 100 persons and (3) beneficially or constructively owning 10% or more of the ownership interest in a tenant of our real property. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer on our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the above ownership limits and any of the restrictions described above. However, our board of directors may not grant an exemption to any person unless our board of directors obtains such representation, covenant and understandings as our board of directors may deem appropriate in order to determine that granting the exemption would not result in our losing our status as a REIT. As a condition of granting the exemption, our board of directors may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of directors, in its sole discretion in order to determine or ensure our status as a REIT.

However, if any transfer of our shares of stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares of stock, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares of stock that otherwise would cause any person to violate the above limitations will be void. Shares of stock held in the charitable trust will continue to constitute issued and outstanding shares of our stock. The prohibited owner will not benefit economically from ownership of any shares of stock held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares of stock held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trustee, the trustee, in its sole discretion, will have the authority to:

•	rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

•	recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of stock have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares of stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations in our charter. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•

the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that shares of stock have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•	such shares will be deemed to have been sold on behalf of the charitable trust; and

•

to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares of stock held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•	the market price on the date we, or our designee, accept such offer.

We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares of stock held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in value of the outstanding shares of our capital stock within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the owner’s beneficial ownership on our status as a REIT and to ensure compliance with our ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or might otherwise be in the best interest of our stockholders. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is National City Bank.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws. See “Where You Can Find More Information” for information on how to obtain documents from us, including our charter and bylaws.

Our Board of Directors

Our bylaws provide that the number of directors of our company may be established by our board of directors but may not be fewer than the minimum number permitted under the MGCL nor more than 15. Our board currently has seven directors. Except as may be provided in our charter or bylaws, in accordance with the provisions of Section 3-804(c) of the MGCL, a vacancy on our board of directors, including a vacancy created by an increase in the number of directors, will be filled by the remaining directors until a successor is elected and qualifies.

Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns 10% or more of the voting power of the corporation’s stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by it.

After the five-year prohibition described above, any business combination between the company and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution opted out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and an interested stockholder, unless our board later resolves to opt back into these provisions. As a result, anyone who later becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by our company with the super-majority vote requirements and the other provisions of the statute. We cannot assure you that our board of directors will not opt to be subject to such business combination provisions in the future.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver the statement as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common stock. We cannot provide you any assurance that our board of directors will not amend or eliminate this provision at any time in the future, and our board of directors may do so on a retroactive basis.

Subtitle 8

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of stockholders. Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already require a two-thirds vote for the removal of any director from the board, vest in the board the exclusive power to fix the number of directorships, subject to the limitations set forth in our bylaws, and fill vacancies and require, unless called by the chairman of our board of directors, our president or chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board; however, our board may elect to do so in the future without stockholder approval.

Charter Amendments and Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our charter’s provisions regarding removal of directors and stock ownership restrictions may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. In addition, our board may, upon vote of a majority of our board of directors acting without stockholder approval, increase or decrease the aggregate number of shares of stock of the corporation or the number of shares of stock of any class that the corporation has authority to issue. In addition, we generally may not merge with or into another company, sell all or substantially all of our assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary of a corporation can transfer all of its assets without any vote of the corporation’s stockholders.

Bylaw Amendments

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

•

with respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•

provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting, is a stockholder at the time of the annual meeting and has complied with the advance notice provisions set forth in our bylaws.

The advance notice procedures of our bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or proposals for an annual meeting must be delivered to our corporate secretary at our principal executive office not less than 90 nor more than 120 days prior to the first anniversary of the date of our preceding year’s annual meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Title 3, Subtitle 8 of the MGCL, to the extent we have not already done so, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limit

Subject to certain exceptions, our charter provides that no person (other than a qualified institutional investor or an excepted holder) may actually or constructively own more than 3.3% of the outstanding shares of our common stock by value or by number of shares, whichever is more restrictive, or 3.3% of our outstanding shares of capital stock by value. In addition, our charter permits certain qualified institutional investors to actually or constructively own up to 9.8% of our common stock by value or by number or value, whichever is more restrictive, or 9.8% of our outstanding capital stock.

We refer to these restrictions as the “ownership limit” and the “qualified institutional ownership limit,” respectively. For a fuller description of these restrictions and the constructive ownership rules, see “Description of Securities—Restrictions on Ownership and Transfer.”

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements With Certain Executive Officers and Directors

We have entered into indemnification agreements with certain of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. The form of indemnification agreement provides that:

•

if a director or executive officer is a party or is threatened to be made a party to any proceeding by reason of such director’s or executive officer’s status as a director, officer or employee of our company, we must indemnify such director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

•	the act or omission of the director or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or executive officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal action or proceeding, the director or executive officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will (1) have no obligation to indemnify such director or executive officer for a proceeding by or in the right of our company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such director or executive officer is liable to us with respect to such proceeding and (2) have no obligation to indemnify or advance expenses of such director or executive officer for a proceeding brought by such director or executive officer against the corporation, except for a proceeding brought to enforce indemnification under Section 2-418 of the MGCL or as otherwise provided by the bylaws, the charter, a resolution of our board of directors or an agreement approved by our board of directors.

Upon application of a director or executive officer of our company to a court of appropriate jurisdiction, the court may order indemnification of such director or executive officer if:

•

the court determines that such director or executive officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the director or executive officer shall be entitled to recover from us the expenses of securing such indemnification; or

•

the court determines that such director or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or executive officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2-418(c) of the MGCL; provided, however, that our indemnification obligations to such director or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by or in the right of our company or in which the officer or director shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or executive officer furnishes us with a written affirmation of the director’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by our company has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or executive officer is not entitled to indemnification.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT

OF DUPONT FABROS TECHNOLOGY, L.P.

We have summarized the material terms and provisions of the Agreement of Limited Partnership of DuPont Fabros Technology, L.P., which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself. See “Where You Can Find More Information” for information on how to obtain documents from us, including the partnership agreement. For purposes of this section, references to “we,” “our,” “us” and “our company” refer to DuPont Fabros Technology, Inc.

Management of Our Operating Partnership

Our operating partnership, DuPont Fabros Technology, L.P., is a Maryland limited partnership that was formed on July 6, 2007. Our company is the sole general partner of our operating partnership and as of December 15, 2008 owns approximately 53.2% of the units of limited partnership interest. We conduct substantially all of our business through our operating partnership. As sole general partner of our OP, we manage its day-to-day business affairs. We may cause our operating partnership to enter into major transactions including acquisitions, dispositions, and refinancings, subject to certain limited exceptions. However, the partnership agreement restricts our ability to engage in a business combination as more fully described in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions.” The limited partners of our operating partnership may not transact business for, or participate in the management activities or day-to-day decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners.

In the partnership agreement, the limited partners of our operating partnership expressly acknowledge that we, as general partner of our operating partnership, are acting for the benefit of the operating partnership, the limited partners and our stockholders, collectively. Neither our company nor our board of directors is under any obligation to give priority to the separate interests of the limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. In particular, we will be under no obligation to consider the tax consequence to limited partners when making decisions for the benefit of the operating partnership, but we are expressly permitted to take into account our tax consequences. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions so long as we have acted in good faith.

We may issue shares of our common stock in exchange for cash or other property, which we will contribute to the operating partnership, and we may also acquire or dispose of shares of our common stock or OP units without consent of the limited partners. We may also conduct certain investment activities outside of our operating partnership, such as holding minority interests in subsidiary partnerships in order to maintain their status as partnerships, holding up to one-hundred percent of qualified REIT subsidiaries or limited liability companies, and owning bank accounts and other short-term investments we deem necessary to carry out our responsibilities under the partnership agreement and our charter.

Transferability of Interests

Except in connection with a transaction described in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions” below, we, as general partner, may not voluntarily withdraw from our operating partnership, or transfer or assign all or any portion of our interest in our operating partnership, without the written consent of limited partners holding more than 50% of all of the outstanding OP units held by limited partners other than us. The limited partners have agreed not to sell, assign, encumber, or otherwise dispose of their OP units in our operating partnership without our consent for the 12-month period following the completion of our initial public offering on October 24, 2007, other than to us, as general partner, to immediate family members, to certain affiliates of the limited partners (excluding our company and any affiliates of our company who are not natural persons), to a trust for the benefit of a charitable beneficiary, or to a lending institution as collateral for a bona fide loan, subject to certain limitations.

Amendments of the Partnership Agreement

Amendments to the partnership agreement may be proposed by us, as general partner, or by limited partners holding 25% or more of all of the outstanding OP units held by limited partners.

Generally, the partnership agreement may not be amended, modified, or terminated without our approval and the written consent of limited partners holding more than 50% of all of the outstanding OP units held by limited partners other than us if such actions would adversely affect the rights, privileges and protections afforded to the limited partners under the partnership agreement. As general partner, we will have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners, as may be necessary to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

•	reflect the issuance of additional OP units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•	set forth or amend the designations, rights, powers, duties, and preferences of the holders of any additional OP units issued by the operating partnership;

•

reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

•	reflect changes that are reasonably necessary for us, as general partner, to qualify and maintain our qualification as a REIT;

•	modify the manner in which capital accounts are computed;

•	include provisions referenced in future federal income tax guidance relating to compensatory partnership interests that we determine are reasonably necessary in respect of such guidance; or

•	satisfy any requirements, conditions or guidelines of federal or state law.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights, or alter the protections of the limited partners in connection with termination transactions described below must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of limited partners holding more than 50% of all of the outstanding OP units held by limited partners other than us, we, as general partner, may not do any of the following except as expressly authorized in the partnership agreement:

•	take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

•	perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any liability not contemplated in the partnership agreement;

•	enter into or conduct any business other than in connection with our role as general partner of the operating partnership and our operation as a REIT;

•	acquire an interest in real or personal property other than through our operating partnership;

•

except as described in “—Restrictions on Mergers, Sales, Transfers and Other Significant Transactions” below, withdraw from the operating partnership or transfer any portion of our general partnership interest; or

•	be relieved of our obligations under the partnership agreement following any permitted transfer of our general partnership interest.

Distributions to Partners

The partnership agreement provides that we, as the general partner, shall distribute quarterly all, or such portion as we may in our discretion determine, of available cash to the partners of the operating partnership on a pro rata basis in accordance with the partners’ respective percentage interests after accounting for any preferred partnership interests that may be issued in the future, provided however, that we shall take reasonable efforts to cause the operating partnership to distribute sufficient amounts, in our discretion, to enable us to continue to qualify as a REIT and to avoid any federal income or income excise tax that would otherwise be imposed on us.

Available cash is the sum of the limited partnership’s net operating cash flow plus reductions of any reserves and minus principal payments on debt and capital expenditures, investments in any entity, and increases in reserves or working capital accounts and any amounts paid in redemption of OP units.

Redemption/Exchange Rights

For a description of certain redemption and exchange rights related to OP units, see “Redemption of OP Units—General.”

Registration Rights

We have granted certain registration rights with respect to the shares of our common stock that may be issued in connection with the exercise of the right to redeem OP units under the partnership agreement. These registration rights require us to seek to (1) register all such shares of our common stock on a “shelf” registration statement under the Securities Act by filing such registration statement within 30 days after the date on which after we become eligible to use a registration statement on Form S-3 under the Securities Act of 1933, as amended, and (2) use our reasonable best efforts to have such registration statement declared effective by the SEC. We will bear expenses incident to our registration requirements under the registration rights granted by our partnership agreement, except that such expenses shall not include any underwriting fees, discounts or commissions or any out-of-pocket expenses of the persons exercising the redemption/exchange rights or transfer taxes, if any, relating to such shares.

Issuance of Additional OP units, Common Stock or Convertible Securities

As sole general partner, we have the ability to cause the operating partnership to issue additional OP units representing general and limited partnership interests. These additional OP units may include preferred limited partnership OP units. In addition, we may issue additional shares of our common stock or convertible securities, but, except as otherwise provided in the partnership agreement, only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants, or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the securities that we have issued.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, we have authority to represent the operating partnership in any tax disputes and to make tax elections under the Code on behalf of our operating partnership.

Allocations of Net Income and Net Losses to Partners

The net income or net loss of our operating partnership will generally be allocated to us, as general partner, and the limited partners in accordance with such partners’ respective percentage interests in our operating partnership. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations. See “Redemption of OP Units—Material U.S. Federal Income Tax Consequences of Redemption.”

In addition, we will from time to time issue LTIP OP units to persons who provide services to our operating partnership for such consideration or for no consideration as we may determine to be appropriate, and admit such persons as limited partners of our operating partnership. The LTIP OP units will be similar to our operating partnership units in many respects and will rank pari passu with our OP units as to the payment of regular and special periodic or other distributions except liquidating distributions. The LTIP OP units may be subject to vesting requirements. Also, initially LTIP OP units will not have redemption or common stock exchange rights. Holders of vested LTIP OP units generally may convert some or all of their LTIP OP units into OP units under certain circumstances, provided that the holder’s capital account balance attributable to each such LTIP OP unit to be converted equals our capital account balance with respect to an ordinary OP unit. Because the holders of LTIP OP units generally will not pay fair market value for the LTIP OP units, their capital account balance attributable to an LTIP OP unit initially will generally be zero. Accordingly, to increase the capital account balances of holders of LTIP OP units so they may convert such profits interest OP units into OP units, the partnership agreement provides that holders of LTIP OP units are to receive special allocations of gain in the event of an actual or hypothetical sale of all or substantially all of the assets of our operating partnership prior to the allocation of gain to us or other limited partners. Once the LTIP OP units are converted to OP units, the OP units will have all of the rights and obligations associated with OP units as set forth in the partnership agreement.

Operations

The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Restrictions on Mergers, Sales, Transfers and Other Significant Transactions

We may not merge, consolidate or otherwise combine our assets with another entity, in a transaction in which we are not the surviving entity or sell all or substantially all of our assets, or reclassify, recapitalize or change the terms of our outstanding common equity interests without the consent of limited partners holding more than 50% of the outstanding limited partner OP units other than us, unless:

•

in connection with such event, all limited partners, other than ourselves as a limited partner, shall have a right to receive consideration that is equivalent to the consideration received by holders of our common stock; or

•

substantially all of the assets of our operating partnership are to be owned by a surviving entity in which our limited partners, other than us, will hold rights that are at least as favorable relative to the rights of the shareholders of the surviving general partner as the existing rights held by our limited partners are relative to the rights of our shareholders, including preservation of their current tax position and redemption rights with respect to their ownership of OP units.

Term

Our operating partnership will continue in full force and effect until dissolved in accordance with its terms or as otherwise provided by law.

Indemnification and Limitation of Liability

To the extent permitted by applicable law, the partnership agreement indemnifies us, as general partner, and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, we, as general partner of our operating partnership, and our officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

REDEMPTION OF OP UNITS

General

In general, a limited partner may exercise a redemption right to redeem his or her OP units at any time beginning 12 months following the date of the issuance of the OP units held by the limited partner. Unless expressly provided in an agreement between us and a limited partner, limited partners who acquired OP units prior to, on or contemporaneously with the date of closing of our initial public offering on October 24, 2007 will have the right, commencing on the date which is 12 months after October 24, 2007 to require our operating partnership to redeem all or a portion of their OP units for cash based upon the fair market value of an equivalent number of shares of our common stock (or a number of shares adjusted to account for stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions, and similar events) as determined at the time of the redemption. Fair market value of a share of our common stock on the date of redemption will be the average daily market price for the 10 consecutive trading days immediately preceding the date of redemption, with the daily market price for each such trading day being the closing price on such day, or if no sale takes place on such trading day, being the average of the closing bid and ask prices on such trading day, in either case as reported in the principal consolidated transaction reporting system. A limited partner may exercise his or her redemption rights by delivering written notice to us of such redemption, and the redemption date will be deemed to be the date of receipt by us of such written notice of redemption. Unless we otherwise consent, limited partners holding more than 1,000 OP units may not effect a redemption for fewer than 1,000 OP units, and limited partners holding fewer than 1,000 OP units may not effect a redemption for fewer than all of their OP units. The redeeming limited partner will have no right to receive any distributions paid on or after the redemption date with respect to the OP units redeemed.

Rather than paying cash to a unitholder upon receipt by us of a written notice of redemption, we may alternatively elect in our sole and absolute discretion to acquire the OP units in exchange for issuing shares of our common stock. We will promptly notify the redeeming limited partner of our election, and such limited partner may elect to withdraw his or her redemption request at any time prior to the receipt by such limited partner of cash from the operating partnership or shares of our common stock. Our acquisition in exchange for common stock will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions, and similar events. We presently anticipate that we will elect to issue shares of our common stock in exchange for OP units in connection with each redemption request, rather than having our operating partnership redeem the OP units for cash. With each redemption or exchange, we increase our percentage ownership interest in our operating partnership.

From and after October 24, 2008, each limited partner may exercise his or her redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Securities—Restrictions on Ownership and Transfer.” A redeeming limited partner will continue to own his or her OP units subject to any redemption or exchange for shares of our common stock and be treated as a limited partner with respect to such OP units for all purposes until such OP units are transferred to us and paid for or exchanged on the redemption date. Until the redemption date, provided that we have elected to acquire OP units for shares of our common stock, the redeeming limited partner will have no rights as a stockholder with respect to such redeeming limited partner’s OP units.

Material U.S. Federal Income Tax Consequences of Redemption

The following discussion summarizes certain federal income tax considerations that may be relevant to a limited partner of the operating partnership who exercises his or her right to require the redemption of OP units. This discussion is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective OP unitholder in light of his or her particular circumstances or to OP unitholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws. Because the specific tax consequences to a holder exercising such holder’s redemption right will depend upon the specific circumstances of that holder, each holder considering exercising the redemption right is strongly urged to consult such holder’s own tax advisor regarding the specific federal, state, local and non-U.S. tax consequences to such holder of the exercise of the redemption right in light of such holder’s specific circumstances.

Tax Treatment of Redemption of OP units by a Unitholder Generally

If we assume and perform the redemption obligation, the redemption will be treated by us and the operating partnership as a sale of such OP units by the redeeming limited partner to us in a fully taxable transaction. In that event, such sale will be fully taxable to the redeeming limited partner and such redeeming limited partner will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of our common stock received in the exchange plus the amount of certain operating partnership liabilities allocable to such redeemed OP units at the time of the redemption. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below.

If we do not elect to assume the obligation to redeem a limited partner’s OP units, the operating partnership may redeem such OP units for cash. If the operating partnership redeems OP units for cash that we contribute to it to effect such redemption, the redemption of those OP units likely would be treated for tax purposes as a sale of such OP units to us in a fully taxable transaction, although the matter is not free from doubt. In that event, the redeeming partner would be treated as realizing an amount equal to the sum of the cash received in the exchange plus the amount of certain operating partnership liabilities allocable to the redeemed OP units at the time of the redemption. The determination of the amount of gain or loss is discussed more fully below.

If, instead, the operating partnership chooses to redeem a limited partner’s OP units for cash that is not contributed by us to effect the redemption, the redemption will not be treated as a sale to us of the redeeming partners limited partner’s OP units. Rather, the redemption of the limited partner’s OP units would be treated as a repurchase of the OP units by the operating partnership. If the operating partnership redeems less than all of a limited partner’s OP units, such limited partner would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the share of the operating partnership nonrecourse liabilities allocable to the redeemed OP units, exceeded the limited partner’s adjusted basis in all of such limited partner’s OP units immediately before the redemption. You are urged to consult your tax advisor regarding the specific federal, state, local and non-U.S. tax consequences to you if the operating partnership elects to redeem your limited partner OP units for cash.

Tax Treatment of Sale of OP units by a Unitholder

If an OP unit is sold, or otherwise disposed of, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the OP unitholder’s basis attributable to the OP unit. The amount realized on the disposition of an OP unit generally will equal the sum of:

•	any cash received;

•	the fair market value of any other property received; and

•	the amount of the operating partnership liabilities allocated to the OP units redeemed at the time of the redemption.

Accordingly, an OP unitholder will recognize gain on the disposition of an OP unit to the extent that the amount realized exceeds the OP unitholder’s basis for the OP unit. Because the amount realized includes any amount attributable to the relief from the operating partnership liabilities attributable to the OP unit, an OP unitholder could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the OP unit. In particular, if an OP unitholder has a “negative capital account” with respect to its OP units, the OP unitholder’s taxable gain will exceed the value of the shares of common stock or cash received by the amount of that “negative capital account” attributable to the OP units redeemed.

Generally, gain recognized on the disposition of an OP unit will be capital gain. However, any portion of the OP unitholder’s amount realized on the disposition of an OP unit that is attributable to “unrealized receivables” of the operating partnership, as defined in section 751 of the Code will give rise to ordinary income. The amount of ordinary income that would have to be recognized would be equal to the amount by which the OP unitholder’s share of unrealized receivables of the operating partnership exceeds the OP unitholder’s basis attributable to those assets. Unrealized receivables include, to the extent not previously included in the operating partnership’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if the operating partnership had sold its assets at their fair market value at the time of the redemption.

For individuals, trusts and estates, net capital gain from the sale of an asset held one year or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year currently is 15%. However, the applicable Treasury regulations apply a 25% rate to a sale of an interest in a pass-through entity, such as a partnership, to the extent that the gain realized on the sale of the interest is attributable to prior depreciation deductions by the operating partnership that have not otherwise been recaptured as ordinary income under other depreciation recapture rules. Accordingly, any gain on the sale of an OP unit held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a 15% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by the operating partnership that have not been otherwise recaptured as ordinary income, and partly as ordinary income to the extent attributable to unrealized receivables. Each OP unitholder should consult with its tax advisor regarding the application of the 25% rate to a sale of OP units.

Basis of OP units

In general, an OP unitholder who received OP units in a transaction in which gain was not recognized for U.S. federal income tax purposes had an initial tax basis in such OP units equal to the basis in the assets transferred in connection with such transaction.

An OP unitholder’s initial basis in its OP units will generally be increased by the OP unitholder’s share of:

•	the operating partnership taxable income;

•	any increases in nonrecourse liabilities incurred by the operating partnership; and

•

recourse liabilities to the extent the OP unitholder elects to take on a deficit restoration obligation or otherwise incurs the risk of loss with respect to those liabilities, whether through a guarantee or indemnification agreement or otherwise.

Generally, an OP unitholder’s initial basis in its OP units will be decreased, but not below zero, by the OP unitholder’s share of:

•	the operating partnership distributions;

•

decreases in liabilities of the operating partnership, including any decrease in its share of the nonrecourse liabilities of the operating partnership and any recourse liabilities for which it is considered to bear the economic risk of loss;

•	losses of the operating partnership; and

•	nondeductible expenditures of the operating partnership that are not chargeable to capital.

Potential Application of the Disguised Sale Rules to a Redemption of OP units

In the case of a limited partner who contributed property to the operating partnership in exchange for OP units, there is a possibility that a redemption of OP units might cause the original transfer of property to the operating Partnership to be treated as a “disguised sale” of property. The Code and the Treasury Regulations thereunder (we refer to as the “Disguised Sale Regulations”) generally provide that, unless one of the prescribed exceptions is applicable or the facts and circumstances clearly establish the absence of a sale, a partner’s contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration, including the assumption of or taking subject to a liability, from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. The Disguised Sale Regulations also provide, however, that if two years have passed between the transfer of money or other consideration (for example, common stock) and the contribution of property, the transactions will not be presumed to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

COMPARISON OF OWNERSHIP OF OP UNITS AND COMMON STOCK

The information below highlights a number of the significant differences between the operating partnership and us relating to, among other things, form of organization, policies and restrictions, management structure, compensation and fees, voting rights, liability of investors, liquidity and U.S. federal income tax considerations. These comparisons are intended to assist holders of OP units in understanding how their investment will be changed if they exchange their OP units for shares of common stock. THE FOLLOWING DISCUSSION IS A SUMMARY AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND HOLDERS OF OP UNITS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS, THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, THE PARTNERSHIP AGREEMENT AND OUR CHARTER AND BYLAWS FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY.

OPERATING PARTNERSHIP	COMPANY

Form of Organization and Purposes

The operating partnership is organized as a Maryland limited partnership. Substantially all of our assets are held by, and our operations run through, our operating partnership. The operating partnership’s purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Maryland Revised Uniform Limited Partnership Act, provided that such business is to be conducted in a manner that permits us to be qualified as a REIT unless we cease to qualify as a REIT. We may cause the operating partnership not to take, or to refrain from taking, any action that, in our judgment as general partner, in our sole and absolute discretion, (i) could adversely affect our ability to continue to qualify as a REIT, (ii) could subject us to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over us or the operating partnership, unless such action (or inaction) is specifically consented to by us as general partner in writing.	We are a Maryland corporation. We have elected to be taxed as a REIT under the Code and intend to maintain our qualification as a REIT. Under our charter, we may engage in any lawful activity permitted by Maryland law. Our only substantial assets are our interests in the general partner of our operating partnership and our ownership of limited partnership OP units in the operating partnership, which gives is an indirect investment in the properties of the operating partnership.

Additional Equity

As sole general partner, we have the ability to cause the operating partnership to issue additional OP units representing general and limited partnership interests. These additional OP units may include preferred limited partnership OP units. In addition, we may issue additional shares of our common stock or convertible securities, but, except as otherwise provided in the partnership agreement, only if we cause the operating partnership to issue to us partnership interests or rights, options, warrants, or convertible or exchangeable securities of the operating partnership having designations, preferences and other rights, so that the economic interests of the operating partnership’s interests issued are substantially similar to the securities that we have issued.	Our board of directors may issue, in its discretion, additional shares of common stock or additional shares of preferred stock, provided that such additional shares do not exceed the authorized number of shares of stock stated in our charter. Our charter authorizes our board of directors to increase the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. As long as our operating partnership is in existence, we are required by the partnership agreement to contribute to our operating partnership, in exchange for OP units in our operating partnership, the proceeds of all equity capital raised by us, subject to certain limited exceptions as set forth in the partnership agreement.

Investment Restrictions

Other than restrictions precluding investments by the operating partnership that would adversely affect our qualification as a REIT, the partnership agreement does not generally restrict the operating partnership’s authority to enter into certain transactions, including, among others, making investments, lending operating partnership funds, or reinvesting the operating partnership’s cash flow and net sale or refinancing proceeds.	Neither our charter nor our bylaws impose any restrictions upon the types of investments made by us.

Management Control

All management powers over the business and affairs of the operating partnership are vested in us as general partner, and generally no limited partner of the operating partnership has any right to participate in or exercise control or management power over the business and affairs of the operating partnership, except as otherwise set forth in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners of the operating partnership. In the partnership agreement, the limited partners of our operating partnership expressly acknowledge that we, as general partner of our operating partnership, are acting for the benefit of the operating partnership, the limited partners and our stockholders, collectively. Neither our company nor our board of directors is under any obligation to give priority to the separate interests of the limited partners in deciding whether to cause our operating partnership to take or decline to take any actions. In particular, we are under no obligation to consider the tax consequence to limited partners when making decisions for the benefit of the operating partnership, but we are expressly permitted to take into account our tax consequences. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our OP, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Under our charter and bylaws:

•   our business and affairs shall be managed under the direction of our board of directors, except as may be conferred on or reserved to the stockholders by statute or by our charter or bylaws;

•   at each annual meeting of stockholders, our stockholders elect directors for one-year terms, serving until the next annual meeting and until their successors are duly elected and qualify;

•   if our board of directors determines that it is no longer in our best interests to continue to be qualified as a REIT, our board of directors may revoke or otherwise terminate our REIT election pursuant to Section 856(g) of the Code;

•   our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter (except for amendments specified in our charter as requiring a two-thirds vote and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the charter); and

•   our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Duties of General Partners and Directors

Under Maryland law, the general partner of the partnership is accountable to the partnership as a fiduciary, and, consequently, is required to exercise good faith and integrity in all of its dealings with respect partnership affairs. Under the partnership agreement, neither the general partner, nor any of its officers,	Under Maryland law, our directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors who act in this manner generally will not be liable to us for

directors, agents or employees, is liable or accountable in damages or otherwise to the operating partnership, or its partners or assignees or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived by partners as a result of errors in judgment or mistakes of fact or law or of any act or omission if the general partner acted in good faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.	monetary damages arising from their activities. As permitted by Maryland law, our charter contains a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Management Liability and Indemnification

Under the partnership agreement, the operating partnership has agreed to indemnify, to the extent permitted by applicable law, us, as general partner, and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that: (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty; (ii) the indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful. Similarly, under the partnership agreement, neither we, as general partner, nor any of our officers, directors, agents or employees, is liable or accountable in damages or otherwise to the operating partnership, or its partners or assignees or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived by partners as a result of errors in judgment or mistakes of fact or law or of any act or omission if the general partner acted in good faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.	Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (i) any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or (ii) or any individual who, while a director of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability” above.

Anti-takeover Provisions

Except in limited circumstances (see “—Voting Rights” below), the general partner of the operating partnership has exclusive management power over the business and affairs of the operating partnership. The general partner may not be removed by the limited partners. With certain limited exceptions, the limited partners may not transfer their interests in the operating partnership, in whole or in part, without our written consent as general partner, which consent may be withheld in our sole and absolute discretion.

The general partner may not cause the operating partnership to merge, consolidate or otherwise combine

Certain provisions of our charter and our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. These provisions include:

•   authorized stock that our board of directors may issue in its discretion as preferred stock with voting and other rights superior to our common stock;

•   a requirement that members of our board of directors may be removed only for cause and then only by the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors;

its assets with another entity, in a transaction in which the operating partnership is not the surviving entity or sell all or substantially all of its assets, or reclassify, recapitalize or change the terms of its outstanding common equity interests without the consent of limited partners holding more than 50% of the outstanding limited partner OP units other than the general partner, unless: (i) in connection with such event, all limited partners, other than ourselves as a limited partner, shall have a right to receive consideration that is equivalent to the consideration received by holders of our common stock; or (ii) substantially all of the assets of our operating partnership are to be owned by a surviving entity in which our limited partners, other than us, will hold rights that are at least as favorable relative to the rights of the shareholders of the surviving general partner as the existing rights held by our limited partners are relative to the rights of our shareholders, including preservation of their current tax position and redemption rights with respect to their ownership of OP units.

•   restrictions on the ownership or transferability of our stock for any purpose, including in order for us to maintain our status as a REIT;

•   a requirement that nominations of persons for election to our board of directors and proposals of other business to be considered by our stockholders at the annual meeting may be made only:

•   pursuant to our notice of the meeting;

•   by or at the direction of our board of directors; or

•   by any stockholder who is entitled to vote at the meeting and who complied with the applicable notice procedures.

Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Title 3, Subtitle 8 of the MGCL, to the extent we have not already done so, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects. See “Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Voting Rights

Under the partnership agreement, all management powers over the business and affairs of our operating partnership are exclusively vested in the general partner, and no limited partner (other than us in our capacity as the sole member of the general partner) shall have any right to participate in or exercise control or management power over the business and affairs of our operating partnership, including voting or consent rights. However, certain amendments to the partnership agreement, as well as certain termination transactions, require consent from the limited partners, as set forth below.	Our business and affairs are managed under the direction of our board of directors. Stockholders elect the directors to one-year terms at our annual meetings. Maryland law requires that some major corporate transactions, including our dissolution and most mergers, sales of substantially all of our assets and amendments to our charter, may not be consummated unless advised by our board of directors and approved by our stockholders as set forth below. All holders of our common stock have one vote per share. Our charter permits our board of directors to classify and issue preferred stock in one or more classes or series having voting rights that may differ from those of our common stock.

The following is a comparison of the voting rights of the holders of OP units and holders of our common stock as they relate to certain major transactions:

A. Amendment of the Partnership Agreement or our Charter

Amendments to the partnership agreement may be proposed by us, as general partner, or by limited partners holding 25% or more of all of the outstanding OP units held by limited partners. Generally, the partnership agreement may not be amended, modified, or terminated without our approval and the written consent of limited partners holding more than 50% of all of the outstanding	Our charter generally provides that charter amendments requiring stockholder approval must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, our charter’s provisions regarding removal of directors and stock ownership restrictions

OP units held by limited partners other than us if such actions would adversely affect the rights, privileges and protections afforded to the limited partners under the partnership agreement. As general partner, we will have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners, as may be necessary to:

•   add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

•   reflect the issuance of additional OP units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement;

•   set forth or amend the designations, rights, powers, duties, and preferences of the holders of any additional OP units issued by the OP;

•   reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

•   reflect changes that are reasonably necessary for us, as general partner, to qualify and maintain our qualification as a REIT;

•   modify the manner in which capital accounts are computed;

•   include provisions referenced in future federal income tax guidance relating to compensatory partnership interests that we determine are reasonably necessary in respect of such guidance; or

•   satisfy any requirements, conditions or guidelines of federal or state law.

Amendments that would, among other things, convert a limited partner’s interest into a general partner’s interest, modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights, or alter the protections of the limited partners in connection with termination transactions described below must be approved by each limited partner that would be adversely affected by such amendment.

may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or appeal any provision of our bylaws and to make new bylaws.

B. Vote Required to Dissolve the Operating Partnership or the Company

The operating partnership shall dissolve, and its affairs	Under applicable Maryland law, a decision causing us

shall be wound up, upon the first to occur of any of the following:

•   the expiration of its term;

•   an event of withdrawal of the general partner, as defined in the Maryland Revised Uniform Limited Partnership Act, unless, within 90 days after the withdrawal, all of the remaining partners agree in writing, in their sole and absolute discretion, to continue the business of the operating partnership and to the appointment, effective as of the date of withdrawal, of a substitute general partner;

•   an election to dissolve the operating partnership made by the general partner, in its sole and absolute discretion;

•   entry of a decree of judicial dissolution of the operating partnership pursuant to the provisions of the Maryland Revised Uniform Limited Partnership Act;

•   any sale or other disposition of all or substantially all of the assets of the operating partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the operating partnership;

•   the redemption or exchange for shares of our common stock of all OP units (other than those of the general partner); or

•   a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the general partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining partners agree in writing to continue the business of the operating partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute general partner.

to dissolve requires approval by holders of our stock entitled to cast at least two-thirds of the total number of votes entitled to be cast on the matter.

C. Vote Required to Sell Assets or Merge

The general partner may not cause the operating partnership to merge, consolidate or otherwise combine its assets with another entity, in a transaction in which the operating partnership is not the surviving entity or sell all or substantially all of its assets, or reclassify, recapitalize or change the terms of its outstanding common equity interests without the consent of limited partners holding more than 50% of the outstanding limited partner OP units other than the general partner, unless: (i) in connection with such event, all limited partners, other than ourselves as a limited partner, shall have a right to receive consideration that is equivalent to	Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. We generally may not merge with or into another company, sell all or substantially all of our assets, engage in a share

the consideration received by holders of our common stock; or (ii) substantially all of the assets of our operating partnership are to be owned by a surviving entity in which our limited partners, other than us, will hold rights that are at least as favorable relative to the rights of the shareholders of the surviving general partner as the existing rights held by our limited partners are relative to the rights of our shareholders, including preservation of their current tax position and redemption rights with respect to their ownership of OP units.	exchange or engage in similar transactions outside the ordinary course of business unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Compensation and Fees

The general partner does not receive any compensation for its services as general partner of the operating partnership. The operating partnership will reimburse the general partner for all expenses incurred relating to the ongoing operation of the operating partnership. As a partner, the general partner has a right to allocations and distributions similar to other partners.	Our officers receive compensation for their services. Upon the consummation of our initial public offering on October 24, 2007, our independent directors received an initial, fully vested grant of 1,905 shares of our common stock. In addition, our independent directors have and will receive additional fully vested grants of shares in the amount of $40,000 for each year of service after 2007 and an annual cash retainer of $40,000 for services as a director. Each director also receives a fee of $1,500 for each board and committee meeting attended in person and $500 for each board meeting attended telephonically where the board member is not reasonably able to attend in person. Directors who serve as the chair of one of our committees receive an additional annual cash retainer of $16,000, in the case of our audit committee, and $12,000 in the case of each of the compensation and nominating and corporate governance committees. Our Lead Independent Director will receive an annual cash retainer of $50,000, in lieu of the $40,000 cash retainer paid to all directors, starting in 2008. Directors who are employees of our company or our subsidiaries, or are otherwise not considered to be independent under the applicable rules of the NYSE, do not receive compensation for their services as directors.

Liability of Investors

Under applicable Maryland law, a limited partner is generally not liable for the obligations of our operating partnership, unless the limited partner is also a general partner or, in addition to the exercise of the limited partner’s rights and powers as a limited partner, the limited partner takes part in the control of the business. The liability of the limited partners for debts and obligations is generally limited to the amount of their current investment in our operating partnership, measured as an amount equal to their respective capital account balance. Under the partnership agreement, limited partners have no liability except as expressly provided for therein or under Maryland law.	Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Potential Dilution of Rights

As sole general partner, we have the ability to cause the operating partnership to issue additional OP units representing general and limited partnership interests. These additional OP units may include preferred limited partnership OP units. In addition, we may issue additional shares of our common stock or convertible securities, but, except as otherwise provided in the partnership agreement, only if we cause the operating partnership to issue to us partnership interests or rights, options, warrants, or convertible or exchangeable securities of the operating partnership having designations, preferences and other rights, so that the economic interests of the operating partnership’s interests issued are substantially similar to the securities that we have issued. The issuance of additional OP units may result in the dilution of the interests of the limited partners.	Our board of directors may issue, in its discretion, additional shares of common stock or additional shares of preferred stock, provided that such additional shares do not exceed the authorized number of shares of stock stated in our charter. Our charter authorizes our board of directors to increase the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. As long as our operating partnership is in existence, we are required by the partnership agreement to contribute to our operating partnership, in exchange for OP units in our operating partnership, the proceeds of all equity capital raised by us, subject to certain limited exceptions as set forth in the partnership agreement. The issuance of additional shares of common stock or additional shares of preferred stock or other convertible securities may result in the dilution of the interests of our stockholders.

Liquidity

Except in connection with a transaction described in “—Vote Required to Sell Assets or Merge” above, we, as general partner, may not voluntarily withdraw from the operating partnership, or transfer or assign all or any portion of our interest in the operating partnership, without the written consent of limited partners holding more than 50% of all of the outstanding OP units held by limited partners other than us.

The limited partners have agreed not to sell, assign, encumber, or otherwise dispose of their OP units in the operating partnership without our consent for the 12-month period following the completion of our initial public offering on October 24, 2007, subject to certain exceptions. After such 12-month period, each limited partner shall have the right to transfer all or any portion of its OP units, subject to certain general limitations contained in the partnership agreement and the satisfaction of each of the following conditions: (i) the transferring limited partner gives written notice of the proposed transfer to the general partner upon the receipt of which the general partner has 10 days to exercise a right of first refusal to acquire the OP units; and (ii) any transfer of an OP units shall be made only to accredited investors as defined in Rule 501 of the Securities Act of 1933.

A stockholder is entitled to freely transfer the shares of our common stock received in exchange for OP units, subject to prospectus delivery and other requirements for registered securities and subject to the ownership limit and the other restrictions on ownership and transfer of shares of our stock contained in our charter. Our common stock is listed on the NYSE under the symbol “DFT.” The success of the secondary market for shares of our common stock depends, among other things, upon the number of shares outstanding, our financial results and prospects, the general interest in us and other real estate investments and our dividend yield compared to that of other debt and equity securities.

Federal Income Taxation

The operating partnership is not subject to federal income taxes. Instead, each holder of OP units includes its allocable share of the operating partnership’s taxable	We have elected to be taxed as a REIT for federal income tax purposes. A REIT generally is not subject to federal income tax on the income that it

income or loss in determining its individual federal income tax liability. The maximum federal income tax rate for individuals under current law is 35%.	distributes to equity owners if it meets the applicable REIT distribution requirements and other requirements for qualification as a REIT. Even a REIT, however, is subject to federal income tax on income that is not distributed and also may be subject to federal income and excise taxes in certain circumstances. In addition, certain subsidiaries of a REIT may be subject to federal income taxation. The maximum federal income tax rate for corporations under current law is 35%. Shareholders generally will be subject to taxation on dividends (other than designated “capital gain dividends” and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates that generally apply to dividends received from a regular C corporation.

Income and loss from the OP generally is subject to the “passive activity” limitations. Under the “passive activity” rules, income and loss from the OP that is from a “passive activity” generally can be offset against income and loss from other investments that constitute “passive activities” (unless the OP is considered a “publicly traded partnership,” in which case income and loss from the OP may only be able to be offset against other income and loss from the OP). Certain income of the OP, however, such as income attributable to dividends from DF Technical Services, LLC, does not qualify as passive income and cannot be offset with losses and deductions from a “passive activity.”	Dividends paid by us will be treated as “portfolio” income and generally cannot be offset with losses from “passive activities.” The portfolio income of individuals is taxed at a maximum federal income tax rate applicable to individuals.

Cash distributions from the operating partnership are generally not taxable to a holder of OP units except to the extent they exceed such holder’s basis in its interest in the operating partnership (which will include such holder’s allocable share of the operating partnership’s liabilities).	Distributions made by us to our taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as “capital gain dividends” or “qualified dividend income”) will be taken into account by them as ordinary income. Distributions that are properly designated by us as “capital gain dividends” or “qualified dividend income” may be taxed at long-term capital gain rates, subject to certain exceptions. Distributions (not designated as capital gain dividends) in excess of current and accumulated earnings and profits will first be treated as a non-taxable return of capital to the extent of a stockholder’s adjusted basis in its stock, with the excess taxed as capital gain (if the stock has been held as a capital asset).

Each year, holders of OP units will receive a Schedule K-1 tax form containing detailed tax information for inclusion in preparing their federal income tax returns.	Each year, stockholders will receive Form 1099 containing information regarding dividends paid and, if applicable, dividends designated as capital gain dividends or qualified dividend income. In the event we designate any amounts as undistributed capital gain, stockholders will receive Form 2439 containing information regarding the amount of gain required to be included in their income.

Holders of OP units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which the operating partnership owns property, even if they are not residents of those states.	Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in certain states.

SELLING STOCKHOLDERS

The common shares being registered for resale under this prospectus may be acquired upon redemption of OP units issued as part of our formation transactions that were effected on October 24, 2007 in connection with our initial public offering.

Each of the selling stockholders may from time to time offer and sell, pursuant to this prospectus and any accompanying prospectus supplement, post-effective amendment or filing we make with the SEC under the Exchange Act that is incorporated by reference in this prospectus, the common shares set forth opposite his, her or its name in the table below under the heading “Common Shares Offered in the Resale Offering.”

The following table sets forth information, as of December 16, 2008, with respect to the selling stockholders and the number of shares of common stock that would become beneficially owned by each selling stockholder should we issue shares of our common stock to such selling stockholder and that may be offered pursuant to this prospectus upon redemption of the OP units. The information is based on information provided by or on behalf of the selling stockholders. The selling stockholders are not required to redeem their OP units, nor are we required to issue common shares (as opposed to paying cash) to any selling stockholder who does elect to redeem OP units. To the extent we do issue common shares upon redemption, the selling stockholders may offer all, some or none of the common shares shown in the table. Because the selling stockholders may offer all or some portion of the common shares, we have assumed for purposes of completing the last two columns in the table that all common shares offered hereby will have been sold by the selling stockholders upon termination of sales pursuant to this prospectus. In addition, since the date on which they provided the information, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their OP units or common stock in transactions exempt from the registration requirements of the Securities Act. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements, post-effective amendments or in filings we make with the SEC under the Exchange Act which are incorporated by reference in this prospectus if and when necessary.

Additional selling stockholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling stockholder table by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act which is incorporated by reference in this prospectus. Transferees, successors and donees of identified selling stockholders will not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act which is incorporated by reference in this prospectus. If required, we will add transferees, successors and donees by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act which is incorporated by reference in this prospectus in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

Name of Selling Stockholder	Common Shares Beneficially Owned Prior to Completion of the Redemption Offering	Common Shares Beneficially Owned After Completion of the Redemption Offering	Common Shares Offered in the Resale Offering	Common Shares Beneficially Owned After Completion of the Resale Offering (1)	Percentage of Outstanding Common Shares Beneficially Owned After Completion of the Resale Offering (1) (2)
Panda Interests LLC (3)	—	5,928,505	5,928,505	—	*
Mercer Interests LLC (4)	—	5,503,993	5,503,993	—	*
Piston One Trust u/a/d November 28, 2006 (5)	—	2,822,720	2,822,720	—	*
Pamalican Trust u/a/d November 17, 2006 (5)	—	2,734,482	2,734,482	—	*
Athenee GRAT u/t/a June 12, 2007 (6)	95,000	2,153,062	2,058,062	95,000	*
Piston Trust A u/a/d June 19, 2007 (6)	—	2,051,312	2,051,312	—	*
Holland Park Partners LLC	95,800	1,688,822	1,593,022	95,800	*
DuPontec II, LP (7)	—	1,007,600	1,007,600	—	*
Stewart and Lynda Resnick Revocable Trust	—	894,639	894,639	—	*
Hani Hikmat Masri	—	763,975	763,975	—	*
DuPontec, Inc. (7)	—	540,508	540,508	—	*
Jeffrey L. Monroe (8)	—	503,366	503,366	—	*
Mehdi Fateh	10,771	323,048	312,277	10,771	*
Frederick V. Malek (9) (10)	201,905	505,266	303,361	201,905	*
Leland C. Pillsbury	—	301,240	301,240	—	*
Malek Family Generation-Skipping Trust u/a/d October 30, 1998 (11)	—	286,585	286,585	—	*
Sleehrat Holdings LLC	—	270,318	270,318	—	*
Grantor Retained Annuity Trust of Miren du Pont Sanchez u/t/a June 6, 2007	—	228,197	228,197	—	*
Artichoke Investments LLC	—	171,147	171,147	—	*
Keith Harney	31,725	192,563	160,838	31,725	*
Michelle D. Olson	5,200	155,258	150,058	5,200	*
Dan Ashouri	—	136,917	136,917	—	*
Condor Horizons LLC	—	114,098	114,098	—	*
Alex Kazerani	8,400	113,093	104,693	8,400	*
Dan and Shirin Ashouri	—	74,450	74,450	—	*
William Tate Cantrell, Jr.	—	73,377	73,377	—	*
Mark Amin (9) (12)	149,705	191,583	41,878	149,705	*
John W. Marriott, Jr.	—	34,947	34,947	—	*
Third Restated Mark Amin Trust (13)	—	26,652	26,652	—	*
Jeffrey and Theresa Monroe (14)	—	26,652	26,652	—	*
Maria Kenny	—	9,329	9,329	—	*

* Less that 1%.

(1)	To the extent that a holder of OP units redeems his, her or its OP units and we elect to redeem such OP units for shares of our common stock and the holder decides to sell such stock, these columns assume that the selling stockholder sells all common shares offered in the Resale Offering pursuant to this prospectus.
(2)	Based on 35,495,257 common shares outstanding as of December 16, 2008.
(3)	Lammot J. du Pont, our Executive Chairman of the Board, is a trustee and beneficiary of the trust that owns this entity, and is also a non-member manager of the entity.
(4)	Hossein Fateh, our President and Chief Executive Officer, is a trustee and beneficiary of the trust that owns this entity, and is also a non-member manager of the entity.
(5)	Lammot J. du Pont, our Executive Chairman of the Board, is the grantor of the Piston One Trust u/a/d November 28, 2006 but is not a permissible beneficiary. Hossein Fateh, our President and Chief Executive Officer, is the grantor of the Pamalican Trust u/a/d November 17, 2006 but is not a permissible beneficiary.
(6)	Hossein Fateh, our President and Chief Executive Officer, is the grantor of the Athenee GRAT u/t/a June 12, 2007 and entitled to a fixed payment from it in 2009, but is not otherwise a permissible beneficiary. Lammot J. du Pont, our Executive Chairman of the Board, is the grantor of the Piston Trust A u/a/d June 19, 2007 and entitled to a fixed payment from it in 2009, but is not otherwise a permissible beneficiary.
(7)	Lammot J. du Pont, our Executive Chairman of the Board, holds an ownership interest in this entity.
(8)	Mr. Monroe is our former Executive Vice President of Strategy & Business Development. Mr. Monroe also separately owns jointly with his wife OP units that may be redeemed for shares of common stock, as noted in this table.
(9)	Individual is a director of our company.
(10)	Frederick V. Malek is the grantor of the Malek Family Generation Skipping Trust u/a/d October 30, 1998 but is not a permitted beneficiary. The trust separately owns OP units that may be redeemed for shares of common stock, as noted in this table.
(11)	See footnote 10.
(12)	Mark Amin also serves as trustee of the Third Restated Mark Amin Trust, a trust which separately owns OP units that may be redeemed for shares of common stock, as noted in this table.
(13)	See footnote 12.
(14)	See footnote 8.

PLAN OF DISTRIBUTION

This prospectus relates to our possible issuance from time to time of up to 31,162,272 shares of common stock to the holders of up to 31,162,272 OP units, upon the tender of such OP units for redemption pursuant to their contractual rights and the possible resale from time to time of some or all of such shares of common stock by the selling stockholders named in this prospectus. We are registering the issuance of shares of our common stock to permit unitholders to sell such shares without restriction in the open market should such holders elect to redeem their units. However, the registration of shares of our common stock hereunder does not necessarily mean that any unitholders will elect to redeem their units or that, if any unitholders do elect to redeem their units, they will sell the shares of common stock received upon redemption. Also, upon any redemption of units, at our sole and absolute discretion we may elect to pay cash for the units tendered rather than issuing shares of our common stock.

We will acquire one OP unit from an exchanging partner in exchange for each share of common stock that we issue. Consequently, with each redemption of OP units our percentage ownership interest in our operating partnership will increase. We will not receive any cash proceeds from the issuance of the shares of our common stock. We will pay all expenses incident to the registration of the shares of our common stock offered herein (other than any discounts or commissions to any underwriter or broker attributable to the sale of Redemption Shares or any fees or expenses incurred by holders of Redemption Shares that, according to the written instructions of any regulatory authority, we are not permitted to pay), which expenses we estimate in Part II of the registration statement of which this prospectus is a part.

The selling stockholders may offer and sell the common shares from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between such holder and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions;

•	in privately negotiated transactions;

•	through the writing of options;

•	in a block trade in which a broker-dealer will attempt to sell a block of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

•	through broker-dealers, who may act as agents or principals;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In connection with the sales of the common shares, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common shares, deliver the common shares to close out such short positions, or loan or pledge the common shares to broker-dealers that in turn may sell such shares.

If a material arrangement with any underwriter, broker, dealer or other agent is entered into for the sale of any common shares through a secondary distribution or a purchase by a broker or dealer, or if other material changes are made in the plan of distribution of the common shares, a prospectus supplement will be filed, if necessary, under the Securities Act disclosing the material terms and conditions of such arrangement. The underwriter or underwriters with respect to an underwritten offering of common shares and the other material terms and conditions of the underwriting will be set forth in a prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. In connection with the sale of the common shares, underwriters will receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common shares for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of common shares by the selling stockholders. Selling stockholders may decide to sell all or a portion of the common shares offered by them pursuant to this prospectus or may decide not to sell common shares under this prospectus. In addition, any selling stockholder may transfer, devise or give the common shares by other means not described in this prospectus. Any common shares covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the common shares by the selling stockholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If the selling stockholders were deemed to be underwriters, the selling stockholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common shares by the selling stockholders and any other relevant person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed. All of the above may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

Under the securities laws of certain states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences relating to the acquisition, holding, and disposition of our common stock. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “DuPont Fabros Technology,” “we,” “our,” and “us” mean only DuPont Fabros Technology, Inc., and not its subsidiaries, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. However, we cannot assure you that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary also assumes that we and our subsidiaries and affiliated entities will operate in accordance with our applicable organizational documents or partnership agreements. This discussion is for your general information only and is not tax advice. It does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules, such as:

•	an insurance company;

•	a financial institution, broker, or dealer;

•	a regulated investment company or a REIT;

•	a holder who received our stock through the exercise of employee stock options or otherwise as compensation;

•	a person holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or other integrated investment;

•	a person holding our stock indirectly through other vehicles, such as partnerships, trusts, or other pass-through entities;

•	a tax-exempt organization; and

•	a foreign investor.

This summary assumes that you will hold our common stock as a capital asset, which generally means as property held for investment. The federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding our common stock to any particular stockholder will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences (including the federal, state, local, and foreign tax consequences) to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of DuPont Fabros Technology

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our short taxable year ended December 31, 2007. We believe that we have been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurance, however, can be given that we in fact have qualified or will remain qualified as a REIT.

The sections of the Code and the corresponding regulations that govern the federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Taxation of REITs in General

Qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we believe we have operated, and intend to continue to operate, so that we qualify as a REIT, we cannot assure you that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we maintain our qualification as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This deduction for dividends paid substantially eliminates the “double taxation” of corporate income (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. Thus, net income earned by a REIT and distributed to its stockholders generally is taxed only at the stockholder level upon the distribution of that income. Dividends paid by corporations to U.S. individuals are taxed at a reduced rate of 15% through 2010. With limited exceptions, however, dividends received by stockholders from us, or from other entities that are taxed as REITs, are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income, which is currently taxed at a maximum rate of 35%. See “Taxation of Stockholders—Taxation of Taxable U.S. Holders—Distributions.”

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Taxation of Stockholders.”

If we maintain our qualification as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•

We will generally be taxed at regular corporate rates on any income, including net capital gains, that we do not distribute during or within a specified time period after the calendar year in which such income is earned.

•	We may be subject to the “alternative minimum tax” on our undistributed items of tax preference, if any.

•

If we earn net income from “prohibited transactions,” which generally are sales or other dispositions of property, other than foreclosure property, that is included in our inventory or held by us primarily for sale to tenants in the ordinary course of business, we will be subject to a tax at the rate of 100% of such net income. We intend to conduct our operations so that no asset owned by us or any of our pass-through subsidiaries will be treated as inventory or property held for sale to tenants, and that a sale or other disposition of any such asset will not be made in our ordinary course of our business. Whether property is held “primarily for sale to tenants in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. We cannot assure you that any property in which we hold a direct or indirect interest will not be treated as inventory or property held for sale to tenants, or that we will comply with certain safe-harbor provisions of the Code that would prevent such treatment.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on net income from “prohibited transactions,” but such net income from the sale or other disposition of such foreclosure property will be subject to corporate income tax at the highest applicable rate, which is currently 35%. We do not anticipate receiving any income from foreclosure property.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•

If we should fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy the reporting requirements described in Section 856(c)(6) of the Code and our failure of such test or tests is due to reasonable cause and not due to willful neglect, we will be subject to a tax equal to 100% of the greater of the amount of gross income by which we fail either the 75% gross income test or the 95% gross income test, multiplied by a fraction which is our taxable income over our gross income determined with certain modifications.

•

Similarly, if we should fail to satisfy any of the asset tests (other than a de minimis failure of the 5% and 10% asset tests described below), but nonetheless maintain our qualification as a REIT because we satisfy our reporting and disposition requirements in Section 856(c)(7) of the Code and our failure to satisfy test or tests is due to reasonable cause and not due to willful neglect, we will be subject to a tax equal to the greater of $50,000 or the amount of net income generated by the assets that caused the failure multiplied by the highest corporate tax rate.

•

If we should fail to meet certain minimum distribution requirements during any calendar year, which is an amount equal to or greater than the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any such taxable income from prior periods that is undistributed, we would be subject to an excise tax at the rate of 4% on the excess of the required distribution over the sum of (a) the amounts actually distributed, plus (b) retained amounts on which income tax is paid at the corporate level.

•

If we fail to satisfy a requirement under the Code which would result in the loss of our REIT status, other than a failure to satisfy a gross income or an asset test, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•

A 100% tax may be imposed with respect to items of income and expense that are directly or constructively paid between a REIT, a taxable REIT subsidiary and the REIT’s tenants, if and to the extent that such items are not based on market rates.

•

If we acquire appreciated assets from a corporation taxable under subchapter C, i.e., a corporation that is not a REIT, in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any of such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	Each of our subsidiaries is a taxable REIT subsidiary, the earnings of which is subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1. that is managed by one or more trustees or directors;

2. the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

4. that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5. the beneficial ownership of which is held by 100 or more persons;

6. in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

7. that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8. that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury regulations promulgated thereunder; and

9. that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxable as a REIT. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding stock of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we are organized and operate, and intend to continue to operate and issue sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our charter contains restrictions regarding the transfer of shares of beneficial interest that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. Our charter limits any person (other than an excepted holder or certain institutional investors) to actual or constructive ownership of no more than 3.3% of our common stock by value of by number of shares, whichever is more restrictive, or 3.3% of our outstanding capital stock by value. Our charter permits certain institutional investors to actually or constructively own up to 9.8% of our common shares by value or by number of shares, whichever is more restrictive, or 9.8% of our outstanding capital stock by value. In addition, our charter permits Lammot J. du Pont, certain of his affiliates, family members and trusts formed for the benefit of the foregoing to actually or constructively own up to 20% of our common stock by value or by number of shares, whichever is more restrictive, or 20% of our outstanding capital stock by value, and Hossein Fateh, certain of his affiliates, family members and trusts formed for the benefit of the foregoing shall be permitted to actually or constructively own up to 20% of our common stock by value or by number of shares, whichever is more restrictive, or 20% of our outstanding capital stock by value. See “Description of Securities—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT (except as described in the next paragraph).

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement. The Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” if a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code extends similar relief from violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, if the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax that may be based upon the magnitude of the violation. If we fail to satisfy any of the various REIT requirements, we cannot assure you that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership or other entity taxable as a partnership for federal income tax purposes, such as our OP, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets (subject to special rules relating to the 10% asset test described below) and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs as described below. Similarly, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities, and items of income in the OP will be treated as our assets, liabilities, and items of income for purposes of applying the REIT requirements described below. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investments in the OP.”

We have control of our operating partnership and substantially all of the subsidiary partnerships and limited liability companies in which our operating partnership has invested, and intend to continue to operate them in a manner consistent with the requirements of our qualifications and taxation as a REIT. In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies. If such a partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interests in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief as described below in “—Failure to Qualify.”

Disregarded Subsidiaries. We may acquire 100% of the shares of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its shares and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities, and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Income of a qualified REIT subsidiary will not be subject to federal income tax, although it may be subject to state and local taxation in some states. Our ownership of the voting shares of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than 5% of the value of our total assets. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which we directly or indirectly hold stock, and which has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities (other than certain “straight debt” securities) which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. If dividends are paid to us by our taxable REIT subsidiary, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “—Taxation of Taxable U.S. Shareholders—Qualified Dividend Income.” We currently have one taxable REIT subsidiary, DF Technical Services, LLC.

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between us and our taxable REIT subsidiary ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. In addition, we will be obligated to pay a 100% penalty tax on some payments we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants, and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiary, and any future taxable REIT subsidiaries acquired by us, may make interest and other payments to us and to third parties in connection with activities related to our facilities. There can be no assurance that our taxable REIT subsidiaries will not be limited in their ability to deduct certain interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Income Tests

In order to maintain our qualification as a REIT, we must satisfy annually two gross income requirements. First, at least 95% of our gross income for each taxable year, but excluding gross income from “prohibited transactions,” certain hedging transactions, and specified foreign currency gains, must be derived from: (1) dividends; (2) interest; (3) rents from real property (i.e., income that qualifies under the 75% test described below); (4) gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) treated as inventory property or property held for sale to customers in the ordinary course of business; (5) abatements and refunds of taxes on real property; (6) income and gain derived from foreclosure property; (7) amounts (other than amounts determined in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and (8) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of Section 857(b)(6) of the Code.

Second, at least 75% of our gross income for each taxable year, but excluding gross income from “prohibited transactions”, certain hedging transactions entered into after July 30, 2008, and specified foreign currency gains, must be derived from: (1) rents from real property; (2) interest on obligations secured by mortgages on real property or on interests in real property; (3) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not treated as inventory property or property held for sale to customers in the ordinary course of business; (4) dividends or other distributions on, and gain from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other REITs which meet the requirements of this part; (5) abatements and refunds of taxes on real property; (6) income and gain derived from foreclosure property; (7) amounts (other than amounts determined in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property an interests in real property); (8) gain from the sale or disposition of a real estate asset which is not a prohibited transaction solely by reason of Section 857(b)(6) of the Code; and (9) qualified temporary investment income.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above, only if several conditions, including the following, are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” if it constitutes more than 15% of the total rent received under the lease.

We have reviewed our properties and have determined that rent attributable to personal property is not non-qualifying rent with respect to any particular lease. However, we cannot assure you that the IRS will not assert that rent attributable to personal property with respect to a particular lease is non-qualifying rent with respect to such lease.

Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenues and that satisfies certain other requirements. We and our affiliates are permitted, however, to perform only services that are “usually or customarily rendered” in connection with the rental of space for occupancy and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Furthermore, we are generally permitted to provide both customary and non-customary services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements.

We monitor (and intend to continue to monitor) the activities provided at, and the income that is non-qualifying under the REIT income tests arising from, our facilities and believe that we will not provide services that will cause us to fail to meet the income tests. We will provide some services and may provide access to third party service providers at some or all of our facilities. Based upon our experience in the markets where the facilities are located, we believe that all access to service providers and services provided to tenants by us (other than through a qualified independent contractor or a taxable REIT subsidiary) either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the income test requirements. However, we cannot provide any assurance that the IRS will agree with these positions.

In addition, we generally may not, and will not, charge rent that is based in whole or in part on the income or profits of any person, except for rents that are based on a percentage of the tenant’s gross receipts or sales. No portion of the rent we receive is based, in whole or in part, on the income or profits of any person.

We, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging facility or qualified health care property and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met.

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. We do not anticipate that we will receive sufficient dividends from our TRS or other such corporations to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because we intentionally accrue or receive income that is non-qualifying for purposes of the REIT income tests and that exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply and we retain our REIT status, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain mortgage-backed securities and mortgage loans.

Second, of our investments that are not included in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

Third, of our investments that are not included in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries, and the 10% value test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for the purposes of the 10% value test, the determination of our interest in the assets of an entity treated as a partnership for federal income tax purposes in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of the REIT’s total assets.

Certain relief provisions are available to REITs that fail to satisfy the asset requirements. One such provision allows a REIT which fails one or more of the asset requirements (other than de minimis violations of the 5% and 10% asset tests as described below) to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 5% and 10% asset tests, a REIT may maintain its qualification if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, and $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which does not include securities having certain contingency features. A security will not qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security that do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, certain other securities will not violate the 10% value test. Such securities include (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value test, a debt security issued by a partnership to a REIT is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

We believe that our assets comply, and will continue to comply, with the foregoing REIT asset requirements, and we monitor, and intend to continue to monitor compliance on an ongoing basis. Our operating partnership owns 100% of the interests of DF Technical Services, LLC. We are considered to own our pro rata share (based on our ownership in the operating partnership) of the interests in DF Technical Services, LLC equal to our pro-rata ownership of the operating partnership because we own interests in our operating partnership. DF Technical Services, LLC has elected, together with us, to be treated as our taxable REIT subsidiary. So long as DF Technical Services, LLC qualifies as a taxable REIT subsidiary, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership interest. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our interest in our taxable REIT subsidiary does not exceed, and believe that in the future it will not exceed, 25% of the aggregate value of our gross assets. We intend to limit our ownership of any securities in an issuer that does not qualify as a qualified REIT subsidiary, REIT or a taxable REIT subsidiary so that our ownership of any such securities complies with the 10% voting securities limitation and 10% value limitation.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, we cannot assure you that the IRS will not contend that our assets or our interests in any securities violate the REIT asset requirements.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below. We intend to take advantage of any and all relief provisions that are available to us (including for these purposes, the 30 day cure period) to cure any violation of the asset tests applicable to REITs.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

Our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

Distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared in October, November, or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, a distribution for a taxable year may be declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by us. Stockholders of ours would then increase the adjusted basis of their DuPont Fabros stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We have made, and intend to continue to make, timely distributions so that we are not subject to the 4% excise tax. It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (2) our inclusion of items in income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Record-Keeping Requirements

We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure to Qualify

Specified cure provisions are available to us in the event we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at a rate of 15% (through 2010), and, subject to limitations of the Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to tenants in the ordinary course of a trade or business. We have conducted, and intend to continue to conduct, our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to tenants, and that a sale of any such asset will not be in the ordinary course of our business. Whether property is held “primarily for sale to tenants in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. We cannot assure you that any property we sell will not be treated as property held for sale to tenants, or that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of that corporation at regular corporate tax rates.

Hedging Transactions

We and our subsidiaries may from time to time enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options.

Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets or manage certain risks associated with currency fluctuations, are not treated as gross income for purposes of the 95% REIT income test, and will not be treated as gross income for purposes of the 75% gross income test where such instrument was entered into after July 30, 2008, are therefore disregarded for such tests. In general, for a hedging transaction to be “clearly identified,” (a) it must be identified as a hedging transaction before the end of the day on which it is acquired or entered into, and (b) the items or risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally, not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will generally be treated as income that does not qualify under the 95% or 75% income tests.

We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. However, we cannot assure you that our hedging activities will not give rise to income that would adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in the Operating Partnership

General

We hold substantially all of our real estate assets through a single OP that holds pass-through subsidiaries. In general, an entity classified as a partnership (or a disregarded entity) for federal income tax purposes is a “pass-through” entity that is not subject to federal income tax. Rather, partners or members are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of the entity, and are potentially subject to tax on these items, without regard to whether the partners or members receive a distribution from the entity. Thus, we include in our income our proportionate share of these income items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of the assets held by the OP. Consequently, to the extent that we hold an equity interest in the OP, the operating partnership’s assets and operations may affect our ability to qualify as a REIT.

Entity Classification

Our investment in the OP involves special tax considerations, including the possibility of a challenge by the IRS of the tax status of such partnership. If the IRS were to successfully treat the OP as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, the OP would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “Taxation of DuPont Fabros Technology—Asset Tests” and “—Income Tests,” and in turn could prevent us from qualifying as a REIT unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Taxation of DuPont Fabros Technology—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year, and of the relief provisions. In addition, any change in the status of the OP for tax purposes could be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

A partnership is a “publicly-traded partnership” under Section 7704 of the Code is:

(1) interests in the partnership are traded on an established securities market; or

(2) interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

We and our operating partnership intend to take the reporting position for federal income tax purposes that the operating partnership is not a publicly-traded partnership. There is a risk, however, that the right of a holder of operating partnership units to redeem the units for common shares could cause operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market, or on the substantial equivalent of a secondary market, if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. We believe that the operating partnership will qualify for at least one of these safe harbors at all times in the foreseeable future. The operating partnership cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.

If the operating partnership is a publicly-traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that the operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly-traded partnership. The income requirements applicable to us in order to qualify as a REIT under the Code and the definition of qualifying income under the publicly-traded partnership rules are very similar. Although differences exist between these two income test, we do not believe that these differences would cause the operating partnership not to satisfy the 90% gross income test applicable to publicly-traded partnerships.

Tax Allocations with Respect to Partnership Properties

Under the Code and the Treasury regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect other economic or legal arrangements among the partners. These rules may apply to a contribution of property by us to an operating partnership. To the extent that the OP acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time at which the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may apply to the contribution by us to the OP of the cash proceeds received in offerings of our stock. As a result, members, including us, could be allocated greater or lesser amounts of depreciation and taxable income in respect of the OP’s properties than would be the case if all of the OP’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to the OP. This could cause us to recognize taxable income in excess of cash flow from the OP, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.

The OP uses the “traditional method” under Section 704(c) of the Code with respect to contributed properties. As a result of the OP’s use of the traditional method, our tax depreciation deductions attributable to those properties may be lower, and gain on sale of such property may be higher, than they would have been if our OP had acquired those properties for cash. If we receive lower tax depreciation deductions from contributed properties, we would recognize increased taxable income, which could increase the annual distributions that we are required to make under the federal income tax rules applicable to REITs or cause a higher portion of our distributions to be treated as taxable dividend income, instead of a tax-free return of capital or a capital gain. See “—Taxation of Stockholders.”

Taxation of Stockholders

Taxation of Taxable U.S. Holders

As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

1.	a citizen or resident alien individual, as defined in Section 7701(b) of the Code, of the United States;

2.	a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, unless, in the case of a partnership or limited liability company, Treasury Regulations provide otherwise;

3.	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

4.	in general, a trust whose administration is subject to the primary supervision of a United States court and the control of one or more United States persons or a trust that was in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person.

Generally, in the case of an entity treated as a partnership for U.S. federal income tax purposes that holds our common stock, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. A “non-U.S. holder” is a holder, including any partner in a partnership that holds our common stock, that is not a U.S. holder. If you are a partner of a partnership holding our common stock, you should consult with your tax advisor regarding the tax consequences of the ownership and disposition of our common stock.

Distributions Generally. As long as we maintain our qualification as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. holders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations. For purposes of determining whether distributions to holders of common shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any outstanding preferred shares and then to our outstanding common shares.

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. holder. This treatment will reduce the adjusted tax basis that each U.S. holder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months shall be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. holders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. holder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may designate all or part of our net capital gain as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain. A U.S. holder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

Qualified Dividend Income. A portion of distributions out of our current or accumulated earnings and profits may constitute “qualified dividend income” to the extent that such amount is attributable to amounts described in (a) through (c) below, and we properly designate it as “qualified dividend income.” Qualified dividend income is taxable to non-corporate U.S. holders at long-term capital gain rates, provided that the stockholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from regular corporations (including our TRSs);

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a regular corporation over the federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from DF Technology Services, LLC or another domestic corporation (other than a REIT or a regulated investment company) or a “qualified foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (generally excluding a “passive foreign investment company”) will be a qualified foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the shares of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States.

If we designate any portion of a dividend as a capital gain dividend or as qualified dividend income, the amount that will be taxable to the stockholder as capital gain or as qualified dividend income will be indicated to U.S. holders on IRS Form 1099-DIV.

Dispositions of Stock. In general, a U.S. holder will realize gain or loss upon the sale, redemption, or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the stockholder’s adjusted tax basis in the stock at the time of the disposition. In general, a stockholder’s tax basis will equal the stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the stockholder (discussed above), less tax deemed paid on it, and reduced by returns of capital. In general, capital gains recognized by stockholders taxed at individual rates upon the sale or disposition of shares of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if stock is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent sale or other disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly and apply to transactions that would not typically be considered tax shelters. In addition significant penalties are imposed by the Code for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Holders

The following is a summary of certain federal income and estate tax consequences of the ownership and disposition of our common stock applicable to non-U.S. holders of our common stock. The discussion is based on current law and is for general information only. It addresses only selected, and not all, aspects of federal income and estate taxation.

Distributions Generally. Subject to the discussion below, distributions by us to a non-U.S. holder of our common stock generally will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits. Ordinary dividends generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Ordinary dividends that are effectively connected with a trade or business generally will not be subject to the withholding tax and instead will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in a manner similar to the taxation of U.S. holders with respect to these dividends, and may be subject to any applicable alternative minimum tax. Applicable certification and disclosure requirements must be satisfied for dividends to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We generally expect to withhold U.S. income tax at the rate of 30% on any dividend distribution made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files an Internal Revenue Service Form W-8BEN with us evidencing eligibility for that reduced rate is filed with us; or

•	the non-U.S. holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its common stock, the tax treatment of which is described below. See “—Dispositions of Stock.”

We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

FIRPTA Distributions. Distributions to a non-U.S. holder will not be treated as ordinary dividends if (i) either (a) such distributions are made to a non-U.S. holder that owns more than 5% of the class of common stock in respect of which the distribution is made at any time during the taxable year in which the distribution is treated as being received or (b) our stock is not considered to be regularly traded on a established securities market and (b) the dividend is attributable to the disposition of a U.S. real property interest. Such distributions that are attributable to the gain on the sale or exchange of U.S. real property interests will be taxed under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA.” A non-U.S. holder receiving a distribution subject to FIRPTA will be treated as recognizing gain that is income effectively connected with a U.S. trade or business and taxed in the manner described above. In addition, we will be required to withhold tax equal to 35% of the amount of such a dividend.

Non-FIRPTA Capital Gain Dividends. Such distributions that are designated by us as capital gain dividends to a non-U.S. holder of 5% or more of our stock, other than distributions arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

•

such distribution is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to tax on a net basis in a manner similar to the taxation of U.S. holders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the additional 30% branch profits tax, as discussed above; or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and either has a “tax home” in the United States or with respect to whom certain other conditions exist, in which case such nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

With respect to a non-U.S. holder receiving such a distribution, we will be required to withhold and remit to the Internal Revenue Service 35% of any distribution to that non-U.S. holders that is either designated as a capital gain dividend, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gain to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability.

It is not entirely clear whether distributions that are (i) otherwise treated as capital gain dividends, (ii) not attributable to the disposition of a U.S. real property interest, and (iii) paid to non-U.S. holders who own less than 5% of the value of our common shares at all times during the relevant taxable year, will be treated as (a) long-term capital gain to such non-U.S. holders or as (b) ordinary dividends taxable in the manner described above. If we were to pay a capital gain dividend described in the prior sentence, non-U.S. holders should consult their tax advisers regarding the taxation of such distribution in their particular circumstances.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting therefrom, an amount equal to its proportionate share of the tax paid by us on such undistributed capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us were to exceed its actual United States federal income tax liability, and the non-U.S holder timely files an appropriate claim for refunds.

Dispositions of Stock. Unless our stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The stock will be treated as a USRPI if 50% or more of all of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is met, our stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We believe that we are and will continue to be a domestically controlled qualified investment entity and, therefore, that the sale of our stock by a non-U.S. holder would not be subject to taxation under FIRPTA. Because our stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.

If we do not meet the requirements to be a domestically controlled qualified investment entity, a non-U.S. holder’s sale or other disposition of our stock will not generally be subject to tax under FIRPTA as a sale of a USRPI, if (1) the stock owned are of a class that is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (2) the selling non-U.S. holder held, actually or constructively, 5% or less in value of the outstanding stock of that class at all times throughout the shorter of the period during which the non-U.S. holder held the stock or the five-year period ending on the date of the sale or exchange. As noted above, we believe that our common stock will be treated as regularly traded on an established securities market following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder if: (1) the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” shares described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other common stock within 30 days after such ex-dividend date.

Estate Tax. DuPont Fabros Technology, Inc. stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for federal estate tax purposes) of the United States at the time of death will be includable in the individual’s gross estate for federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our stock should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or our becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of owning our stock.

Information Reporting and Backup Withholding Tax Applicable to Stockholders

U.S. Holders. In general, information-reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock to some U.S. holders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments at the rate of 28% if:

(1) the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2) the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

(4) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some stockholders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s United States federal income tax liability and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders. Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a United States person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the United States office of a United States or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. holders, or the withholding tax for non-U.S. holders, as applicable, unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a United States trade or business, a foreign partnership 50% or more of whose interests are held by partners who are United States persons, or a foreign partnership that is engaged in the conduct of a trade information reporting generally will apply as though the payment was made through a United States office of a United States or foreign broker unless the broker has documentary evidence as to the non-U.S. holder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate or withholding or no withholding under an applicable income tax treaty. Because the application of the Treasury regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. holder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. holders should consult with their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our stockholders may not conform to the federal income tax treatment discussed above. We will pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by us do not pass through to stockholders as a credit against their federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in stock or other securities of ours.

Tax Shelter Reporting

If a holder of our common stock recognizes a loss as a result of a transaction with respect to our common stock of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury Regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these Treasury Regulations in light of their individual circumstances.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Hogan & Hartson LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$6,895
Trustee’s and Transfer agent’s fees	$0
Accounting Fees and Expenses	$25,000
Legal Fees and Expenses	$50,000
Printing and Engraving Expenses	$20,000
Miscellaneous	$25,000
Total	$126,895

Item 15. Indemnification of Directors and Officers

Maryland law permits a Maryland real estate investment trust to include in its charter a provision limiting the liability of its directors and officers to the trust and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its directors, officers, employees and agents to the same extent as permitted by the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission if the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right if the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Our charter provides that we shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former director or officer (including any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. We have the power, with the approval of our board of directors, to provide indemnification and advancement of expenses to a present or former director or officer who served any of our contributing entities in any of the capacities described above and to any employee or agent of our company or any of our contributing entities. Maryland law requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

In addition, we have entered into indemnification agreements with certain of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law.

Item 16. Exhibits

The Exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (c)    The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on December 16, 2008.

DUPONT FABROS TECHNOLOGY, INC.

By:	/s/ Hossein Fateh
Hossein Fateh President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Lammot J. du Pont	Executive Chairman of the Board of Directors	December 16, 2008

/s/ Hossein Fateh Hossein Fateh	President and Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2008

* Mark L. Wetzel	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 16, 2008

* Jeffrey H. Foster	Chief Accounting Officer (Principal Accounting Officer)	December 16, 2008

* Mark Amin	Director	December 16, 2008

* Michael A. Coke	Director	December 16, 2008

* Thomas D. Eckert	Director	December 16, 2008

Frederick V. Malek	Director	December 16, 2008

* John H. Toole	Director	December 16, 2008

*By:	/s/ Hossein Fateh
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Articles of Amendment and Restatement of Incorporation of DuPont Fabros Technology, Inc. (Incorporated by reference to Exhibit 3.1 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-11/A, filed by the Registrant on October 5, 2007 (Registration No. 333-145294)).*

3.2	Form of Amended and Restated Bylaws of DuPont Fabros Technology, Inc. (Incorporated by reference to Exhibit 3.2 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-11/A, filed by the Registrant on October 5, 2007 (Registration No. 333-145294)).*

5.1	Opinion of Hogan & Hartson LLP regarding the legality of the securities being registered.*

8.1	Opinion of Hogan & Hartson LLP regarding certain tax matters.*

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).*

23.3	Consent of Hogan & Hartson LLP (included in Exhibit 8.1).*

24.1	Power of Attorney (included on the signature page to the Registration Statement).*

99.1	Form of Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (Incorporated by reference to Exhibit 10.1 of Amendment No. 2 to the Registrant’s Registration Statement on Form S-11/A, filed by the Registrant on October 5, 2007 (Registration No. 333-145294)).*

*	Previously filed with the Registration Statement on Form S-3 (Registration No. 333-155235) filed by the Registrant on November 7, 2008